Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Jamie Oei, the President, Chief Executive Officer, Principal Executive Officer and a director of Silica Resources Corporation (the "Company"), and Robert Skelly, the Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a director of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-KSB of the Company, for the year ended March 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-KSB fairly presents in all material respects the financial condition and results of operations of the Company.

Date: July 16, 2007

/s/ Jamie Oei
Jamie Oei
President, Chief Executive Officer, Principal Executive Officer and a director

/s/ Robert Skelly
Robert Skelly
Secretary, Treasurer, Chief Financial Officer,
Principal Accounting Officer and a director

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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